Ex. 99.25(2)(a)(1)

Declaration Of Trust

Of

Jackson Credit Opportunities Fund

______________________

800 Boylston Street

Boston, MA 02199

_______________________

Declaration of Trust

of

Jackson Credit Opportunities Fund ("Trust")

Dated June 8, 2023

DECLARATION OF TRUST adopted in Boston, Massachusetts on the 8th day of June, 2023 by the Trustees whose signatures are affixed hereto and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided;

WITNESSETH that

WHEREAS, the Trustees establish this Trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, the Trust is authorized to issue shares of beneficial interest in accordance with the provisions hereinafter set forth; and

WHEREAS, the Trustees have agreed to manage all money and property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares in this Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

SECTION 1.1 NAME . The name of the trust created hereby is “Jackson Credit Opportunities Fund” and the Trustees shall administer the business of the Trust under that name or any other name as they may from time to time determine.

SECTION 1.2 DEFINITIONS . Wherever they are used herein, the following terms have the following respective meanings:

(a)	“ADMINISTRATOR” means the party, other than the Trust, to the contract described in Section 3.3 hereof.

(b)	“BY-LAWS” means the By-laws of the Trust referred to in Section 2.8 hereof, as amended from time to time.

(c)	“CLASS” means any division of Shares as may be established and designated from time to time by the Trustees pursuant to Article V hereof.

(d)	“CODE” means the Internal Revenue Code of 1986, as amended.

(e)	The terms “COMMISSION” and “INTERESTED PERSON” have the meanings given them in the 1940 Act. Except as such term may be otherwise defined by the Trustees, the term “VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE” shall have the same meaning as is assigned to the term “VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES” in the 1940 Act.

(f)	“CUSTODIAN” means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(g)	“DECLARATION” means this Declaration of Trust as amended from time to time. References in this Declaration of Trust to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(h)	“DISTRIBUTOR” means the party, other than the Trust, to the contract described in Section 3.1 hereof.

(i)	“FUNDAMENTAL RESTRICTIONS” means the investment restrictions set forth in the Trust’s Prospectus and Statement of Additional Information and designated as fundamental restrictions therein.

(j)	“HIS” shall include the feminine and neuter, as well as the masculine, genders.

(k)	“INVESTMENT ADVISER” means the party, other than the Trust, to the contract described in Section 3.2 hereof.

(l)	The “1940 ACT” means the Investment Company Act of 1940, as amended from time to time.

(m)	“NON-INTERESTED TRUSTEE” has the meaning set forth in Section 4.3 hereof.

(n)	“PERSON” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(o)	“PROSPECTUS” means the Prospectus and Statement of Additional Information included in the Registration Statement of the Trust under the Securities Act of 1933, as amended, as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time.

(p)	“SERIES” or “SERIES OF SHARES” refers to the division of Shares representing any Class into two or more series as provided in Article V hereof.

(q)	“SHAREHOLDER” means a record owner of Outstanding Shares.

(r)	“SHARES” means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any Class which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. “OUTSTANDING SHARES” means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

(s)	“TRANSFER AGENT” means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

(t)	“TRUST” means Jackson Credit Opportunities Fund.

(u)	“TRUSTEES” means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who now serve or may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in this capacity or their capacities as trustees hereunder.

(v)	“TRUST PROPERTY” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including but not limited to any and all assets allocated or belonging to any Class or Series thereof, as the context may require.

ARTICLE II

TRUSTEES

SECTION 2.1 GENERAL POWERS . The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.

SECTION 2.2 INVESTMENTS . The Trustees shall have the power:

(a)	To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b)	To invest in, hold for investment, or reinvest in, cash; securities, including common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; any other security, instrument or contract and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Restrictions be amended.

(c)	To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate, mortgage, total return, credit default, currency or other swaps, and interest rate caps, floors and collars, to purchase and sell options on securities, indices, currency, swaps or other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all types of hedging, risk management or income enhancement transactions.

(d)	To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

(e)	To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

(f)	To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g)	To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h)	To enter into a plan of distribution and any related agreements, to the extent required by the rules under the 1940 Act, whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in the distribution and/or servicing of Shares.

(i)	To adopt on behalf of the Trust an alternative purchase plan providing for the issuance of multiple Classes of Shares (as authorized herein at Section 5.11).

(j)	To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any Class of Shares or Series thereof, to allocate assets, liabilities, income and expenses of the Trust to a particular Class or Classes of Shares or Series thereof or to apportion the same among two or more Classes or Series;

(k)	To purchase, redeem or otherwise acquire Shares, including in accordance with Rule 23c-3 under the 1940 Act or as otherwise permitted under the 1940 Act and other applicable law.

(l)	In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

Notwithstanding any other provision herein, the Trustees shall have full power in their discretion as contemplated in Section 7.5, without any requirement of approval by Shareholders, to invest part or all of the

Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of any state) which is classified as a partnership or corporation for federal income tax purposes.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

SECTION 2.3 LEGAL TITLE . Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is deemed appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

SECTION 2.4 ISSUANCE AND REPURCHASE OF SHARES . The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Article VI and Section 5.11 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts governing business corporations.

SECTION 2.5 DELEGATION; COMMITTEES . The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

SECTION 2.6 COLLECTION AND PAYMENT . The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

SECTION 2.7 EXPENSES . The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees and the officers of the Trust are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

SECTION 2.8 MANNER OF ACTING; BY-LAWS . Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

Notwithstanding the foregoing provisions of this Section 2.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

SECTION 2.9 MISCELLANEOUS POWERS . The Trustees shall have the power to:

(a)	employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust;
(b)	enter into joint ventures, partnerships and any other combinations or associations;
(c)	remove Trustees, fill vacancies in, add to or subtract from their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;
(d)	purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, administrators, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;
(e)	establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;
(f)	to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Investment Adviser, Administrator, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine;
(g)	guarantee indebtedness or contractual obligations of others;
(h)	determine and change the fiscal year and taxable year of the Trust and the method by which its or their accounts shall be kept; and
(i)	adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

SECTION 2.10 PRINCIPAL TRANSACTIONS . Except for transactions not permitted by the 1940 Act or rules and regulations adopted, or orders issued, by the Commission thereunder, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or Transfer Agent or with any Interested Person of such Person; and the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

SECTION 2.11 LITIGATION . The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

SECTION 2.12 NUMBER OF TRUSTEES . The initial Trustees shall be the persons signing this Declaration. The number of Trustees shall be such number as shall be fixed from time to time by vote of a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1).

SECTION 2.13 ELECTION AND TERM . Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 2.15 hereof, the Trustees may succeed themselves and shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders on a date fixed by the Trustees. Except in the event of resignations or removals pursuant to Section 2.14 hereof, each Trustee shall hold office until such time as less than a majority of the Trustees holding office has been elected by Shareholders. In such event the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Except for the foregoing circumstances, the Trustees shall continue to hold office and may appoint successor Trustees. The Trustees may also determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular Class of Shares (e.g., by a Class of preferred Shares issued by the Trust) prior to the initial offering of such Class.

SECTION 2.14 RESIGNATION AND REMOVAL . Any Trustee may resign his trust (without the need for any prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than one) with cause, by the action of two-thirds of the remaining Trustees or by action of two-thirds of the outstanding Shares of the Trust (for purposes of determining the circumstances and procedures under which any such removal by the Shareholders may take place, the provisions of Section 16(c) of the 1940 Act (or any successor provisions) shall be applicable to the same extent as if the Trust were subject to the provisions of that Section). Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

SECTION 2.15 VACANCIES . The term of office of a Trustee shall terminate and a vacancy shall occur in the event of his death, retirement, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they in their discretion shall see fit, made by vote of a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the vote approving the appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.15, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. The vote by a majority of the Trustees in office, fixing the number of Trustees shall be conclusive evidence of the existence of such vacancy.

SECTION 2.16 DELEGATION OF POWER TO OTHER TRUSTEES . Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

ARTICLE III

CONTRACTS

SECTION 3.1 DISTRIBUTION CONTRACT . The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive distribution contract or contracts providing for the sale of the Shares to net the Trust not less than the amount provided for in Section 6.1 of Article VI hereof, whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

SECTION 3.2 ADVISORY OR MANAGEMENT CONTRACT . The Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party or parties to any such contracts shall undertake to furnish the Trust management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory or management contract. To the extent consistent with the 1940 Act and the positions of the Commission and its staff thereunder, the Trustees shall not be required to submit an investment advisory or management contract to shareholders for their approval. The Trustees may also employ, or authorize the Investment Adviser to employ, one or more sub-advisers from time to time to perform such of the acts and services of the Investment Adviser and upon such terms and conditions as may be agreed upon between the Investment Adviser and such sub-advisers and approved by the Trustees. Any reference in this Declaration to the Investment Adviser shall be deemed to include such sub-advisers unless the context otherwise requires.

SECTION 3.3 ADMINISTRATION AGREEMENT . The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish multiple Classes or Series thereof, separate administration agreements with respect to each Class or Series, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Class or Series thereof and furnish the Trust or a Class or Series thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

SECTION 3.4 SERVICE AGREEMENT . The Trustees may in their discretion from time to time enter into Service Agreements with respect to one or more Classes or Series thereof whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

SECTION 3.5 TRANSFER AGENT . The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

SECTION 3.6 CUSTODIAN . The Trustees may appoint or otherwise engage one or more banks or trust companies, to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

SECTION 3.7 AFFILIATIONS OF TRUSTEES OR OFFICERS, ETC . The fact that:

(i)	any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 3.1, 3.2, 3.3 or 3.4 above or for services as Custodian, Transfer Agent or disbursing agent or for providing accounting, legal and printing services or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

(ii)	any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 3.1, 3.2, 3.3 or 3.4 above or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

SECTION 3.8 COMPLIANCE WITH 1940 ACT . Any contract entered into pursuant to Sections 3.1 or 3.2 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendment thereof or other applicable Act of Congress hereafter enacted), as modified by any applicable order or orders of the Commission, with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

ARTICLE IV

LIMITATIONS OF LIABILITY OF SHAREHOLDERS,

TRUSTEES AND OTHERS

SECTION 4.1 NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC . No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, except to the extent arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) out of the Trust Property for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 4.1 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

SECTION 4.2 NON-LIABILITY OF TRUSTEES, ETC . No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 4.3 MANDATORY INDEMNIFICATION.

(a)       Subject to the exceptions and limitations contained in paragraph (b) below:

(i)	every person who is, or has been, a Trustee, officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

(ii)	the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)       No indemnification shall be provided hereunder to a Trustee or officer:

(i)	against any liability to the Trust or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(ii)	with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

(iii)	in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

(A)	by the court or other body approving the settlement or other disposition;

(B)	based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (i) vote of a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees then in office act on the matter) or (ii) written opinion of independent legal counsel; or

(C)	by a vote of a majority of the Shares outstanding and entitled to vote (excluding Shares owned of record or beneficially by such individual).

(c)	The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

(d)	Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 4.3 may be advanced by the Trust thereof prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

(i)	such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

(ii)	a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 4.3, a “Non-interested Trustee” is one who (i) is not an Interested Person of the Trust (including anyone who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) is not involved in the claim, action, suit or proceeding.

SECTION 4.4 NO BOND REQUIRED OF TRUSTEES . No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

SECTION 4.5 NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC . No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property or the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

SECTION 4.6 RELIANCE ON EXPERTS, ETC . Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE V

SHARES OF BENEFICIAL INTEREST

SECTION 5.1 BENEFICIAL INTEREST . The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest without par value. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder approval to establish and designate from time to time one or more Classes of Shares or Series thereof as the Trustees deem necessary or desirable. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and non-assessable.

SECTION 5.2 RIGHTS OF SHAREHOLDERS . The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Class of Shares or Series thereof.

SECTION 5.3 TRUST ONLY . It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of joint stock association.

SECTION 5.4 ISSUANCE OF SHARES . The Trustees in their discretion may, from time to time without a vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of the Trust or, if the Shares be divided into Classes or Series thereof, of any Class or any Series thereof, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1000ths of a Share or integral multiples thereof.

SECTION 5.5 REGISTER OF SHARES . A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as provided herein or in the By-laws, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

SECTION 5.6 TRANSFER OF SHARES . Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

SECTION 5.7 NOTICES . Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

SECTION 5.8 TREASURY SHARES . Shares held in the treasury shall, until resold pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

SECTION 5.9 VOTING POWERS . The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.13; (ii) with respect to any investment advisory contract entered into pursuant to Section 3.2 submitted to shareholders for their approval; (iii) with respect to termination of the Trust or a Class thereof as provided in Section 7.2; (iv) with respect to any amendment of this Declaration to the limited extent and as provided in Section 7.3; (v) with respect to a merger, consolidation or sale of assets as provided in Section 7.4; (vi) with respect to incorporation of the Trust to the extent and as provided in Section 7.5; (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders of either; (viii) with respect to any plan adopted pursuant to Rule 12b-1 (or any successor rule) under the 1940 Act, and related matters; and (ix) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. As determined by the Trustees without the vote or consent of shareholders, on any matter submitted to a vote of Shareholders, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. The Trustees may, in conjunction with the establishment of any further Classes of Shares, establish conditions under which the several Classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders’ votes and meetings and related matters.

SECTION 5.10 MEETINGS OF SHAREHOLDERS . No annual or regular meetings of Shareholders are required. Special meetings of the Shareholders, including meetings involving only the holders of Shares of one or more but less than all Classes of the Trust, may be called at any time by the Chairman of the Board, President, or any Vice-President of the Trust, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of Outstanding Shares of the Trust entitled to vote at such meeting. Meetings of the Shareholders shall be called by the President or the Secretary at the written request of the holder or holders of ten percent (10%) or more of the total number of Outstanding Shares entitled to vote at such meeting. Any such request shall state the purpose of the proposed meeting.

SECTION 5.11 CLASS DESIGNATION.

(a)	The Shares of the Trust and Classes thereof herein established and designated and any Shares of any further Classes that may from time to time be established and designated by the Trustees have been or shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees (unless the Trustees otherwise determine with respect to further Classes at the time of establishing and designating the same) as set forth in the Prospectus and Statement of Additional Information of the Trust, as amended from time to time, or such other instrument governing the terms of a Class, in accordance with applicable law and this Declaration. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes or Series thereof as the context may require.

(b)	As to any Classes or Series herein established and designated and any further division of Shares of the Trust into additional Classes or Series, the following provisions shall be applicable, except as the By-laws may otherwise provide:

(i)	The number of authorized Shares and the number of Shares of each Class or Series thereof that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Class or Series into one or more Classes or one or more Series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Class or Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class or Series reacquired by the Trust at their discretion from time to time.

(ii)	The power of the Trustees to pay dividends and make distributions shall be governed by Section 6.2 of this Declaration. With respect to any Class or Series, dividends and distributions on Shares of a particular Class or Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Class or Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Class or Series. All dividends and distributions on Shares of a particular Class or Series shall be distributed pro rata to the Shareholders of that Class or Series in proportion to the number of Shares of that Class or Series held by such Shareholders at the time of record established for the payment of such dividends or distribution.

(iii)	Each Share of a Class of the Trust shall represent a beneficial interest in the net assets of such Class. Each holder of Shares of a Class thereof shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Class net of expenses.

(iv)	On each matter submitted to a vote of Shareholders, all Shares of all Classes shall vote as a single class; provided, however, that (1) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by attributes applicable to any Class or is required by any Rule 12b-1 plan, such requirements as to a separate vote by that Class shall apply, (2) to the extent that a matter referred to in clause (1) above, affects more than one Class and the interests of each such Class in the matter are identical, then subject to clause (3) below, the Shares of all such affected Classes shall vote as a single Class; (3) as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote; and (4) the provisions of the following sentence shall apply. On any matter that pertains to any particular Class or to any Class expenses, only Shares of the affected Class shall be entitled to vote except that: (i) to the extent said matter affects Shares of another Class, such other Shares shall also be entitled to vote, and in such cases Shares of the affected Class shall be voted in the aggregate together with such other Shares; and (ii) to the extent that said matter does not affect Shares of a particular Class, said Shares shall not be entitled to vote (except where otherwise required by law or permitted by the Trustees acting in their sole discretion) even though the matter is submitted to a vote of the Shareholders of any other Class.

(v)	Except as otherwise provided in this Article V or the By-laws, the Trustees shall have the power to determine the designations, preferences, privileges, payment obligations, limitations and rights, including voting and dividend rights, of each Class of Shares. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any Class or Series shall have the right to convert or exchange said Shares into Shares of one or more Classes of Shares in accordance with such requirements, conditions and procedures as may be established by the Trustees.

(vi)	At any time that there are no Shares outstanding of any particular Class previously established and designated, the Trustees may abolish that Class and the establishment and designation thereof.

(c)	For the avoidance of doubt, nothing in this Article V shall preclude the ability of the Trustees to establish and designate a Class of preferred Shares issued by the Trust.

SECTION 5.12 ASSENT TO DECLARATION OF TRUST . Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

SECTION 5.13 DERIVATIVE CLAIMS . No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust shall be subject to the right of the Shareholders under Article V, Section 5.2 hereof to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

ARTICLE VI

DETERMINATION OF NET ASSET VALUE,

NET INCOME AND DISTRIBUTIONS

SECTION 6.1 NET ASSET VALUE . The net asset value of each outstanding Share of the Trust or of each Class or Series thereof shall be determined on such days and at such time or times as the Trustees may determine. The value of the assets of the Trust may be determined (i) by a pricing service which utilizes electronic pricing techniques based on general institutional trading, (ii) by appraisal of the securities owned by the Trust, (iii) in certain cases, at amortized cost, or (iv) by such other method as shall be deemed to reflect the fair value thereof, determined in good faith by or under the direction of the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities which shall be deemed appropriate, as incurred by or allocated to the Trust or any Class or Series of the Trust. The resulting amount which shall represent the total net assets of the Trust or Class or Series thereof shall be divided by the number of Shares of the Trust or Class or Series thereof outstanding at the time and the quotient so obtained shall be deemed to be the net asset value of the Shares of the Trust or Class or Series thereof. The net asset value of the Shares shall be determined at least once on each business day, as of the close of regular trading on the New York Stock Exchange or as of such other time or times as the Trustees shall determine. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Administrator, the Custodian, the Transfer Agent or such other Person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act. It shall not be a violation of any provision of this Declaration if Shares are sold, redeemed or repurchased by the Trust at a price other than one based on net asset value if the net asset value is affected by one or more errors inadvertently made in the pricing of portfolio securities or in accruing income, expenses or liabilities.

SECTION 6.2 DISTRIBUTIONS TO SHAREHOLDERS.

(a)	The Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of a Class thereof such proportion of the net profits, surplus (including paid-in surplus), capital, or assets of the Trust held by the Trustees as they may deem proper. Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or Class or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Trust or Class thereof additional Shares of the Trust or Class thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of the Trust or Class thereof at the time of declaring a distribution or among the Shareholders of the Trust or Class or Series thereof at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared or on the next preceding day if the distribution is declared as of a day on which banks are not open for business, all as described in the then effective Prospectus under the Securities Act of 1933. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or a Class thereof or to meet obligations of the Trust or a Class thereof, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. The Trustees may in their discretion determine that an account administration fee or other similar charge may be deducted directly from the income and other distributions paid on Shares to a Shareholder's account in each Class.

(b)	Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or a Class thereof to avoid or reduce liability for taxes.

SECTION 6.3 DETERMINATION OF NET INCOME; CONSTANT NET ASSET VALUE; REDUCTION OF OUTSTANDING SHARES . Subject to Section 5.11 hereof, the net income of the Classes and Series thereof of the Trust shall be determined in such manner as the Trustees shall provide by resolution. Expenses of the Trust or of a Class or Series thereof, including the advisory or management fee, shall be accrued each day. Each Class shall bear only expenses relating to its Shares in accordance with such policies as may be established by the Trustees from time to time and as are not inconsistent with the provisions of this Declaration or of any applicable document filed by the Trust with the Commission or of the Code. Such net income may be determined by or under the direction of the Trustees as of the close of regular trading on the New York Stock Exchange on each day on which such market is open or as of such other time or times as the Trustees shall determine, and, except as provided herein, all the net income of any Class or Series, as so determined, may, but need not, be declared as a dividend on the Outstanding Shares of such Class or Series subject to the preferences, special or relative rights and privileges of the various Classes or Series of Shares. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much if any of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

SECTION 6.4 POWER TO MODIFY FOREGOING PROCEDURES . Notwithstanding any of the foregoing provisions of this Article VI, but subject to Section 5.11 hereof, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares of the Trust or a Class or Series thereof or net income of the Trust or a Class or Series thereof, or the declaration and payment of dividends and distributions as they may deem necessary or desirable. Without limiting the generality of the foregoing, the Trustees may establish several Classes or Series of Shares and declare dividends thereon in accordance with Section 5.11, the By-laws or otherwise as the Trustees shall determine.

ARTICLE VII

DURATION; TERMINATION OF TRUST OR A CLASS OR SERIES;

AMENDMENT; MERGERS, ETC.

SECTION 7.1 DURATION . The Trust shall continue without limitation of time but subject to the provisions of this Article VII.

SECTION 7.2 TERMINATION OF THE TRUST OR A CLASS OR SERIES.

(a)	The Trust or any Class or Series thereof may be terminated by (i) the affirmative vote of the holders of not less than two-thirds of the Outstanding Shares entitled to vote and present in person or by proxy at any meeting of Shareholders of the Trust or the appropriate Class or Series thereof, (ii) by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Outstanding Shares of the Trust or a Class or Series thereof; provided, however, that, if such termination as described in clauses (i) and (ii) is recommended by the Trustees, the vote or written consent of the holders of a majority of the Outstanding Shares of the Trust or a Class or Series thereof entitled to vote shall be sufficient authorization, or (iii) written notice to Shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a Series or a Class thereof is not in the best interest of such Series or a Class, the Trust or their respective shareholders. In making such determination, the Trustees may rely on factors including but not limited to the inability of a Class or Series or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Class or Series or the Trust or affecting assets of the type in which such Class or Series or the Trust invests or economic developments or trends having a significant adverse impact on the business or operations of such Class or Series or the Trust. Upon the termination of the Trust or the Class or Series,

(i)	The Trust, Class or Series shall carry on no business except for the purpose of winding up its affairs.

(ii)	The Trustees shall proceed to wind up the affairs of the Trust, Class or Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust, Class or Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, Class or Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property of such Class or Series, as applicable, to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property or Trust Property of such Class or Series, as applicable, that requires Shareholder approval in accordance with Section 7.4 hereof shall receive the approval so required.

(iii)	After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or the remaining Trust Property of the terminated Class or Series, as applicable, in cash or in kind or partly each, among the Shareholders of the Trust or the Class or Series according to their respective rights.

(b)	After termination of the Trust, Class or Series and distribution to the Shareholders as herein provided, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Class or Series, and the rights and interests of all Shareholders of the Trust or the terminated Class or Series shall thereupon cease. Following the termination of the Trust, the Trustees shall lodge among the records of the Trust and file with the Office of the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts an instrument in writing setting forth the fact of such termination.

SECTION 7.3 AMENDMENT PROCEDURE.

(a)	This Declaration may be amended by a vote of the holders of a majority of the Shares outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote.

(b)	This Declaration may be amended by a vote of a majority of Trustees, without approval or consent of the Shareholders, except that no amendment can be made by the Trustees to impair any voting or other rights of shareholders prescribed by Federal or state law. Without limiting the foregoing, the Trustees may amend this Declaration without the approval or consent of Shareholders (i) to change the name of the Trust, (ii) to add to their duties or obligations or surrender any rights or powers granted to them herein; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Declaration which will not be inconsistent with the provisions of this Declaration; and (iv) to eliminate or modify any provision of this Declaration which (a) incorporates, memorializes or sets forth an existing requirement imposed by or under any Federal or state statute or any rule, regulation or interpretation thereof or thereunder or (b) any rule, regulation, interpretation or guideline of any Federal or state agency, now or hereafter in effect, including without limitation, requirements set forth in the 1940 Act and the rules and regulations thereunder (and interpretations thereof), to the extent any change in applicable law liberalizes, eliminates or modifies any such requirements, but the Trustees shall not be liable for failure to do so.

(c)	The Trustees may also amend this Declaration without the approval or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable Federal or state laws or regulations or the requirements of the regulated investment company provisions of the Code, or if requested or required to do so by any Federal agency or by a state Blue Sky commissioner or similar official, but the Trustees shall not be liable for failing so to do.

(d)	Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(e)	A certificate signed by an officer of the Trust setting forth an amendment and reciting that it was duly adopted by the Trustees or by the Shareholders as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

SECTION 7.4 MERGER, CONSOLIDATION AND SALE OF ASSETS . The Trust may merge or consolidate into any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or Trust Property, including its good will, upon such terms and conditions and for such consideration: (a) when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of the Shares of the Trust outstanding and entitled to vote and present in person or by proxy at a meeting of Shareholders, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares of the Trust; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Outstanding Shares of the Trust entitled to vote shall be sufficient authorization; or (b) if deemed appropriate by a majority of the Trustees, including a majority of the independent Trustees, without action or approval of the Shareholders, to the extent consistent with applicable laws and regulations; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to Massachusetts law.

SECTION 7.5 INCORPORATION . The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or any portion of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or any portion of the Trust Property, as applicable, to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring all or a portion of the Trust Property or the Trust Property, as applicable, to such organization or entities.

SECTION 7.6 CONVERSION TO OPEN-END COMPANY . Notwithstanding any other provisions in this Declaration or the Bylaws, the conversion of the Trust or any Class or Series of Shares from a “closed-end company” to an “open-end company”, as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, together with any necessary amendments to this Declaration to permit such a conversion, shall require the affirmative vote or consent of at least seventy-five percent (75%) of each class of the Shares outstanding and entitled to vote on the matter, unless a majority of the Trustees entitled to vote on the matter approve such conversion and related actions. In the event of such approval by the Trustees, the 1940 Act shall govern whether and to what extent a vote or consent of Shares shall be required to approve such conversion and related actions. Any affirmative vote or consent required under this Section 7.6 shall be in addition to the vote or consent of the Shareholders otherwise required by law or by any agreement between the Trust and any national securities exchange, as applicable.

ARTICLE VIII

REPORTS TO SHAREHOLDERS

The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 EXECUTION AND FILING . This Declaration and any amendment hereto shall be filed in the office of the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts, and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its execution. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and filed with the Secretary of The Commonwealth of Massachusetts and such other places as may be required under the laws of Massachusetts, and may also be filed in such other places as the Trustees deem appropriate. A restated Declaration shall, upon execution, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

SECTION 9.2 GOVERNING LAW . This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

SECTION 9.3 COUNTERPARTS . This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

SECTION 9.4 RELIANCE BY THIRD PARTIES . Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

SECTION 9.5 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(a)	The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)	If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

SECTION 9.6 ADDRESSES AND AGENT FOR SERVICE OF PROCESS. The address of the Trust is 800 Boylston Street, Boston, Massachusetts 02199. The address of each of the Trustees is 800 Boylston Street, Boston, Massachusetts 02199. The Trustees may change the principal address of the Trust to any location within or without The Commonwealth of Massachusetts as they shall determine in their sole discretion.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 8th day of June, 2023.

/s/ Carolina L. Young
Carolina L. Young
Trustee

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 8th day of June, 2023, before me, the undersigned notary public, personally appeared Carolina L. Young, proved to me through satisfactory evidence of identification to be the person whose name is signed above, and acknowledged to me that she signed it voluntarily for its stated purpose as initial Trustee of Jackson Credit Opportunities Fund, a Massachusetts business trust.

/s/ Laura Wentworth

My Commission Expires: 2/28/2028

Name and Location of Trust:	Jackson Credit Opportunities Fund 800 Boylston Street Boston, Massachusetts 02199
The name and address of the Trustee:	Carolina L. Young Trustee 800 Boylston Street, Boston, Massachusetts 02199